POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Lagan Srivastava and Thomas J. Fuccillo, signing singly, with full power of substitution and resubstitution, the undersigneds true and lawful attorney-in-fact to:

1. execute for and on behalf of the
undersigned, in the undersigneds
capacity as a Section 16 reporting
person of the applicable registered
investment companies attached hereto
as Schedule A, as amended from time to
time, each, a Trust and, collectively,
the Trusts, Form ID and Forms 3, 4,
and 5 in accordance with Section 16
of the Securities Exchange Act of
1934 and the rules thereunder;

2. do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5 and timely file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Trust assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 2nd day of April, 2007.

/s/ Thomas J. Otterbein
Signature

Thomas J. Otterbein, Managing Director of PIMCO
Print Name and Title



Schedule A

PIMCO Municipal Income Fund
PIMCO California Municipal Income Fund
PIMCO New York Municipal Income Fund
PIMCO Corporate Income Fund
PIMCO Municipal Income Fund II
PIMCO California Municipal Income Fund II
PIMCO New York Municipal Income Fund II
PIMCO Municipal Income Fund III
PIMCO California Municipal Income Fund III
PIMCO New York Municipal Income Fund III
PIMCO Corporate Opportunity Fund
Nicholas-Applegate Convertible & Income Fund
PIMCO High Income Fund
Nicholas-Applegate Convertible & Income Fund II
PIMCO Floating Rate Income Fund
PIMCO Floating Rate Strategy Fund
NFJ Dividend, Interest & Premium Strategy Fund
Nicholas-Applegate International & Premium Strategy Fund
PIMCO Global StocksPLUS & Income Fund
PIMCO Municipal Advantage Fund Inc.
S&P Covered Call Fund Inc.
Enhanced S&P Covered Call Fund Inc.
Nicholas-Applegate Equity & Convertible Income Fund
Nicholas-Applegate Global Equity & Convertible Income Fund
PIMCO Income Opportunity Fund